UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2013
__________________
THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)
 __________________

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  __________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, the Board of Directors of the Company, upon recommendation of the Leadership Development and Compensation Committee (the “LDCC”) approved The Home Depot, Inc. Amended and Restated 2005 Omnibus Stock Incentive Plan (the “Amended and Restated 2005 Plan”). The Amended and Restated 2005 Plan will be submitted to the Company's shareholders for approval at the May 2013 Annual Meeting of Shareholders. The primary modification in the Amended and Restated 2005 Plan is to extend its expiration date to May 2023. The number of shares available for grant under the plan is not being increased at this time.

The other modifications incorporated in the Amended and Restated 2005 Plan are to (i) expand the types of awards that may be granted under the plan to include restricted stock units, performance units and other stock-based awards; (ii) impose certain limitations on grants made to non-employee directors; (iii) specify that all awards made under the plan are subject to any compensation recoupment or “clawback” policy adopted by the Company from time to time; (iv) prohibit payment of dividends or dividend equivalents on performance-based awards until the performance condition is satisfied; (v) expand the plan's current prohibition on repricing of options and stock appreciation rights; (vi) document the Company's policy of not applying “liberal” share counting; (vii) expand possible methods for exercising stock options to include net exercise as permitted under current accounting standards; (viii) revise the list of permissible performance objectives for performance-based awards; and (ix) add provisions to facilitate compliance with Section 409A of the Internal Revenue Code.

In addition, the LDCC adopted a new form of Executive Equity Award Terms and Conditions Agreement (the “Award Agreement”) to conform to the terms of the Amended and Restated 2005 Plan and to provide for “double trigger” vesting of an award in the event of a change in control (as defined in the Award Agreement). In other words, vesting would accelerate only if the award recipient's employment were involuntarily terminated within 12 months after a change in control of the Company, rather than upon the occurrence of a change in control alone. The Award Agreement will be used for future nonqualified stock option, performance-based restricted stock and performance share awards granted to executive officers under the Amended and Restated 2005 Plan.

The foregoing description of the Amended and Restated 2005 Plan is qualified in its entirety by reference to the Amended and Restated 2005 Plan, a copy of which will be filed as an appendix to the proxy statement for the Company's 2013 Annual Meeting of Shareholders. The foregoing description of the Award Agreement is qualified in its entirety by reference to the Award Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Executive Officer Equity Award Terms and Conditions Agreement Pursuant to The Home Depot, Inc. Amended and Restated 2005 Omnibus Stock Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Teresa Wynn Roseborough
Name:	Teresa Wynn Roseborough
Title:	Executive Vice President, General Counsel & Corporate Secretary
Date: March 6, 2013

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Executive Officer Equity Award Terms and Conditions Agreement Pursuant to The Home Depot, Inc. Amended and Restated 2005 Omnibus Stock Incentive Plan

4